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                                                                   EXHIBIT 10.1



                         EXECUTIVE EMPLOYMENT AGREEMENT

         EXECUTIVE EMPLOYMENT AGREEMENT effective July 15, 1996 (the "Agreement") by and between Q.E.P. CO., INC. (the "Company") with principal offices located at 990 South Rogers Circle, Boca Raton, Florida 33487 and LEWIS GOULD (the "Executive").

         NOW THEREFORE, in consideration of the foregoing premises and mutual covenants herein contained, the parties hereto agree as follows:

         1. Employment. The Company agrees to employ the Executive and the Executive agrees to serve the Company as its Chief Executive Officer and President.

         2. Position and Responsibilities. The Executive shall exert his best efforts and devote his business time and attention to the affairs of the Company. The Executive shall be in charge of formulating strategic policy and direction of the Company and developing, negotiating and concluding acquisitions, and shall have full authority and responsibility with respect thereto, subject to the general direction, approval and control of the Board of Directors and to the restrictions, limitations and guidelines set forth by the Board of Directors in resolutions adopted in the minutes of the Board of Directors meetings, copies of which will be provided to the Executive from time to time and will be incorporated herein by reference. His powers shall include the authority to hire and fire personnel of the Company except for executive officers and members of the Board of Directors and with the approval of the Board of Directors to retain consultants when he deems necessary in order to implement Company policies.

         3. Board of Directors. The Executive shall at all times discharge his duties in consultation with and under the supervision of the Board of Directors of the Corporation. In the performance of his duties the Executive shall make his principal office at the corporate headquarters of the Company in Boca Raton, Florida. During the duration of this contract the
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Company shall not relocate the corporate headquarters further than 50 miles away from Boca Raton, Florida, without the Executive's consent.

         4. Term of Employment. The period of the Executive's employment under this Agreement shall be deemed to have commenced on July 15, 1996 and shall continue for a three-year period until July 14, 1999, subject to the termination provisions set forth in Paragraph 15 hereafter.

         Unless either party to this Agreement notifies the other party at least six months prior to the expiration of this Agreement or any extension thereof of an intent not to permit the automatic renewal of this Agreement on expiration hereof (whether of the initial term or any extension), this Agreement shall be automatically extended without further action by the parties for successive one-year periods. Should the Executive's salary have been increased prior to any such extension, the salary paid to the Executive at the date of such automatic extension shall be deemed for all purposes hereof to be the salary set forth in Section 6 hereof and is incorporated by reference herein as if more fully set forth in Section 6 hereof.

         5. Duties. During the period of his employment hereunder and except for illness, specified vacation periods and reasonable leaves of absence, the Executive shall devote his best efforts and his business time, attention and skill and exclusive efforts to the business and affairs of the Company and its affiliated companies, as such business and affairs now exist and as they may be hereinafter changed or added to, under and pursuant to the general direction of the Board of Directors of the Company; provided, however, that, with approval of the Board of Directors of the Company, the Executive may serve, or continue to serve, on the Board of Directors of, or hold any other offices or positions in, companies or organizations which, in such Board's reasonable judgment, will not present any conflict of interest with the Company or any of its subsidiaries or affiliates or divisions, or materially affect the performance of Executive's





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duties pursuant to this Agreement; and further provided that the outside business is not a "Business Opportunity" of the Company, as defined herein. A Business Opportunity of the Company shall be a product, service, investment, venture or other opportunity which is either:

                 (a) directly related to or within the scope of the existing business of the Company; or

                 (b) within the logical scope of the business of the Company, as such scope may be expanded or altered from time-to-time by the Board of Directors.

         The Executive can make investments in Business Opportunities if the Business Opportunities are not undertaken by the Company. The Company shall retain full direction and control of the means and methods by which the Executive performs the services for which he is employed hereunder.

         6. Compensation. Commencing on closing of the Company's proposed public offering, the Company shall pay to the Executive as compensation for his services the sum of $275,000 per year, payable weekly, or such higher salary as may be from time to time approved by the Board of Directors, including raises in the Executive's salary which will be granted during each year hereof in a minimum percentage amount equal to percentage increases in the cost of living as evidenced by the Consumer Price Index. In addition, the Executive shall receive such additional compensation and/or bonuses or stock options as may be voted to him at the sole discretion of the Board of Directors. In the event the Company achieves material growth in one or more years during the term hereof, or any extension hereof, the Board of Directors shall consider and act upon increases in the Executive's salary during each such year in which the Company achieves material growth. The determination of material growth shall be in the discretion of the Board of Directors, subject to the obligation of the Board of Directors to determine materiality in a reasonable manner consistent with their fiduciary duty. In addition,





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if the Company's results of operations exceed 110% of budget (as established by the Company and as ratified by the Board of Directors from time to time) in any year during the term hereof or any extension hereof, the Board of Directors will grant the Executive a bonus in an amount to be determined by the parties; provided, however, that the amount of such bonus shall take into account the results of operations achieved, the amount by which actual results exceed budgeted results, and compensation paid by comparable public companies to executive officers similarly employed. Any additional salary or bonus shall be paid by the Company on a yearly basis, unless otherwise determined by the Board of Directors.

         7. Expense Reimbursement. The Company will reimburse the Executive, at least monthly, for all reasonable and necessary expenses incurred by him in carrying out his duties under this Agreement. The Executive shall present to the Chief Financial Officer or Controller each month an itemized account of such expenses in such form as is reasonably required by the Board of Directors. Such expenses shall include attorneys' fees and disbursements of Executive in connection with any legal proceedings (including, but not limited to, arbitration), whether or not instituted by the Company or Executive, relating to the interpretation or enforcement of any provision of this Agreement; provided, however, that in the case of any such proceeding to which the Company and the Executive are adverse parties, the Company shall reimburse the Executive for all costs and expenses, including attorneys' fees and disbursements, incurred by the Executive in defense or prosecution of any such proceeding.
         8. Medical and Dental Coverage; Other Benefit Plans. Commencing July 15, 1996, the Executive and those of his family members who qualify, if any, will be entitled to participate in the Company's executive group medical and other group insurance programs. The Executive shall also be entitled to participate, in his sole discretion but to the maximum extent as may be permitted by applicable contract rights or law, in all pension, profit sharing, 401(k), cafeteria or similar plans adopted or established by the Company during the term hereof or any extension.





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         9.      Medical Examination.  The Executive agrees to submit himself for physical examination on one occasion per year as requested by the Company for the purpose of the Company's obtaining life insurance on the life of the Executive for the benefit of the Company; provided, however, that the Company shall bear the entire cost of such examinations and shall pay all premiums on any key man life insurance obtained for the benefit of the Company as beneficiary.

         10. Automobile or Automobile Allowance. The Company will provide the Executive with an automobile or with an automobile allowance in the amount of $1,090 per month for the duration of his employment with the Company under this Agreement. The Company shall also provide insurance on, and fuel for, such automobile.

         11.     Vacation Time.  The Executive shall be entitled to take three
(3) weeks paid vacation per calendar year. Such vacation may not be taken in any greater than consecutive two (2) week increments. Vacation not used by the Executive during the calendar year will be carried forward up to a maximum of eight (8) weeks accrual going forward.

         12. Benefits Payable on Disability. If the Executive becomes disabled from properly performing services hereunder by reason of illness or other physical or mental incapacity, the Company shall continue to pay the Executive his then current salary hereunder commencing with the first date of such disability, and continuing for the duration of this Agreement or any extension hereof.

         If the Executive qualifies for coverage, during the term of this Agreement, the Company shall purchase and maintain a policy of Disability Insurance which, after twelve (12) continuous months of disability, will pay a minimum of $12,000 per month of the Executive's salary. Both during and after the first twelve (12) months of disability, the Company will supplement or





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augment any disability payments made under any such disability policy or plan or make any other payment in connection with such disability, in order that the Executive continues to receive his full salary paid prior to such disability for the remaining term of this Agreement or any extension thereof.

         If the Executive qualifies for coverage, during the term of this Agreement, the Company shall purchase and maintain a policy of Partial Disability Insurance which, after twelve (12) continuous months of partial disability, will pay a minimum of $12,000 per month of the Executive's salary. Both during and after the first twelve (12) months of partial disability, the Company will supplement or augment disability payments made under any such partial disability policy or plan or make any other payment in connection with such partial disability, in order that the Executive continues to receive his full salary paid prior to such disability for the remaining term of this Agreement or any extension thereof.

         If the Company is unable to obtain a policy of Disability Insurance, the Company shall pay the salary specified in Section 6 hereof, as may be increased from time to time by the Board of Directors, to the Executive from the first date of such full or partial disability to the expiration date of this Agreement or any extensions hereof.

         13.     Obligations of Executive During and After Employment.

                 (a) The Executive agrees that during the terms of his employment under this Agreement, he will engage in no other business activities directly or indirectly, which are or may be competitive with or which might place him in a competing position to that of the Company, or any affiliated company.

                 (b) The Executive realizes that during the course of his employment, Executive will have produced and/or have access to confidential business plans, information,





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         business opportunity records, notebooks, data, formula,
         specifications, trade secrets, customer lists, account lists and secret inventions and processes of the Company and its affiliated companies. Therefore, during or subsequent to his employment by the Company, or by an affiliated company, the Executive agrees to hold in confidence and not to directly or indirectly disclose or use or copy or make lists of any such information, except to the extent authorized by the Company in writing. All records, files, business plans, documents, equipment and the like, or copies thereof, relating to Company's business, or the business of an affiliated company, which Executive shall prepare, or use, or come into contact with, shall remain the sole property of the Company, or of an affiliated company, and shall not be removed from the Company's or the affiliated company's premises without its written consent, and shall be promptly returned to the Company upon termination of employment with the Company and its affiliated companies.

                 (c) Because of his employment by the Company, Executive will have access to trade secrets and confidential information about the Company, its business plans, its business accounts, its business opportunities, its expansion plans into other geographical areas and its methods of doing business. Executive agrees that for a period of one (1) year(s) after termination of his employment, he will not, directly or indirectly, compete with the Company in the business of manufacturing, marketing and distributing specialty tools and related products and services for the home improvement market within seventy-five (75) miles of the offices operated by the Company or its affiliated companies on the date of termination, unless the Employee is terminated without cause (as cause is defined in Section 14(a) hereof).

                 (d) In the event a court of competent jurisdiction finds any provision of this Section 14 to be so overbroad as to be unenforceable, then such provision shall be





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         reduced in scope by the court, but only to the extent deemed necessary by the court to render the provision reasonable and enforceable, it being the Executive's intention to provide the Company with the broadest protection possible against harmful competition.

         14.     Termination by the Company.

                 (a) Termination for Cause by the Company: During the term of this Agreement there can be no termination of the Executive by the Company except for "Termination for Cause" as outlined below:

                          (1) Notwithstanding anything herein to the contrary the Company may, without liability, terminate the Executive's employment hereunder for cause at any time upon written notice from the Board of Directors specifying such cause, and thereafter the Company's obligations hereunder shall cease and terminate; provided, however, that such written notice shall not be delivered until after the Board of Directors shall have given the Executive written notice specifying the conduct alleged to have constituted such cause and the Executive has failed to cure such conduct, if curable, within thirty (30) days following receipt of such notice.

                 Grounds for termination "for cause" include but are not limited to one or more of the following:

                          i) A willful breach of duty by the Executive during the course of his employment;

                          ii)     Habitual neglect of duty by the Executive;





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                          iii)    The Executive's material failure to perform
                 and/or meet objective and measurable financial standards set by the Board of Directors and agreed upon by the Executive in advance;

                          iv) Disloyal, dishonest or illegal conduct of the Executive resulting in a conviction classified as a felony under applicable law.

                          Should a dispute arise between the Company and the
                 Executive as to whether the Executive is being terminated with or without cause, the Company will continue to pay the Executive his full salary until such dispute is resolved by agreement of the parties or until conclusion of a court proceeding or arbitration relating to such determination; provided, however, that the Company shall not be required to continue payment of the Executive's salary beyond the expiration date hereof or the expiration of any extension hereof.

                 (b) Termination Without Cause by the Company: After the completion of the initial year of employment hereunder, the Board of Directors may terminate the employment of the Executive upon thirty
         (30) days written notice without cause by a majority vote thereof. In the event of termination without cause, the Company will pay the Executive all compensation due under this Agreement as if such Agreement was not terminated, through and until its expiration date.

         15. Termination by the Executive without Cause. The Executive, without cause, may terminate this Agreement upon 90 days' written notice to the Company. In such event, the Executive shall be required to render the services required under this Agreement during such 90-day period unless otherwise directed by the Board of Directors. Compensation for such 90





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day period and vacation time not taken by Executive shall be paid to the
Executive at the date of termination.

         16. Termination by the Executive with Cause. The Executive may terminate his employment with the Company at any time, upon 30-day written notice and opportunity for the Company to remedy any non-compliance, by reason of (i) the Company's material failure to perform its duties pursuant to this Agreement, (ii) any material diminishment in the duties and responsibilities, working facilities, or compensation as described in Paragraphs 2, 5 and 6 of this Agreement, or (iii) Executive's location of employment is moved more than 40 miles from where it is on the date of this Agreement; provided that such termination takes place within 90 days after receipt by Executive of written notice of such relocation. Executive shall be entitled to the remainder of the contract amount specified herein for a six (6) month period following the notice of termination for cause.

         17. Termination upon Death of Executive. In addition to any other provision relating to termination, this Agreement shall terminate upon the Executive's death. Severance allowance or compensation for vacation time not taken by Executive shall be paid to the Executive's estate for a period of two years.

         18. Lump Sum Compensation. In the event of the occurrence of a "Triggering Event" which shall be defined to include a non-negotiated (i) change in ownership of 80% or more of the outstanding shares of the Company, or
(ii) merger, consolidation, reorganization or liquidation of the Company, the Executive shall receive lump sum compensation equal to 2.9 times his annual salary and incentive or bonus payments, if any, as shall have been paid to the Executive during the Company's most recent 12-month period within 30 days of the Triggering Event. If the total amount of the change of control compensation were to exceed three (3) times the Executive's base amount (the average annual taxable compensation of the Executive for the





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five (5) years preceding the year in which the change of control occurs), the
Company and the Executive may agree to reduce the lump sum compensation to be received by Executive in order to avoid the imposition of the golden parachute tax as provided in the Tax Reform Act of 1984, as amended by the Tax Reform Act of 1986.

         In the event the Executive is required to hire counsel to negotiate on his behalf in connection with his termination or resignation from the Company upon the occurrence of a Triggering Event, or in order to enforce the rights and obligations of the Company as provided in this Paragraph, the Company shall reimburse to the Executive all reasonable attorneys' fees which may be expended by the Executive in seeking to enforce the terms hereof. Such reimbursement shall be paid every 30 days after the Executive provides copies of invoices from the Executive's counsel to the Company. However, such invoices may be redacted to preserve the attorney-client privilege, client confidentiality or work product.

         19. Arbitration. Any controversy, dispute or claim arising out of, or relating to, this Agreement and/or its interpretation shall, unless resolved by agreement of the parties, be settled by binding arbitration in Boca Raton, Florida in accordance with the Rules of the American Arbitration Association then existing. This Agreement to arbitrate shall be specifically enforceable under the prevailing arbitration law of the State of Florida. The award rendered by the arbitrators shall be final and judgment may be entered upon the award in any court of the State of Florida having jurisdiction of the matter.

         20.     General Provisions.

                 (a) The Executive's rights and obligations under this Agreement shall not be transferrable by assignment or otherwise, nor shall Executive's rights be subject to encumbrance or to the claims of the Company's creditors. Nothing in this Agreement





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         shall prevent the consolidation of the Company with, or its merger into, any other corporation, or the sale by the Company of all or substantially all of its property or assets.

                 (b) This Agreement and the rights of Executive with respect to the benefits of employment referred to in Paragraphs 6, 7, 8, 9, 10, 11, 12, 13 and 18 constitute the entire Agreement between the parties hereto in respect of the employment of the Executive by the Company and supersede any and all other agreements either oral or in writing between the parties hereto with respect to the employment of the Executive.

                 (c) Executive shall have no duty to mitigate the payment due him from Company pursuant to this Agreement and any money earned by Executive from other sources after his employment with the Company terminates shall not reduce the amount owed him by the Company pursuant to this Agreement.

                 (d) The provisions of this Agreement shall be regarded as divisible, and if any of said provisions or any part thereof are declared invalid or unenforceable by a court of competent jurisdiction, the validity and enforceability of the remainder of such provisions or parts thereof and the applicability thereof shall not be affected thereby.

                 (e) This Agreement may not be amended or modified except by a written instrument executed by Company and Executive.

                 (f) This Agreement and the rights and obligations hereunder shall be governed by and construed in accordance with the laws of the State of Florida.





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         21.     Construction.  Throughout this Agreement the singular shall include the plural, and the plural shall include the singular, and the masculine and neuter shall include the feminine, wherever the context so requires.

         22. Text to Control. The headings of paragraphs and sections are included solely for convenience of reference. If any conflict between any heading and the text of this Agreement exists, the text shall control.

         23. Authority. The officer executing this agreement on behalf of the Company has been empowered and directed to do so by the Board of Directors of the Company.

         24. Effective Date. This Agreement may be executed on the dates noted below but shall only be effective on the effective date of the proposed public offering of the Company.


FOR THE COMPANY:                           Q.E.P. CO., INC.



DATED:                      , 1996         By:   /s/ PATRICK L. DAGGETT
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                                                 Patrick L. Daggett, Chief
                                                 Financial Officer

FOR THE EXECUTIVE:



DATED:                      , 1996         By:   /s/ LEWIS GOULD
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                                                 Lewis Gould






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